As filed with the Securities and Exchange Commission on March 20, 2013

Registration No. 333-176645

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

D. Medical Industries Ltd.
 (Exact name of Registrant as specified in its charter)

Israel	3841
(State or other jurisdiction of	(Primary Standard Industrial Classification
incorporation or organization)	Code Number)

Not Applicable
(I.R.S. Employer Identification Number)

Granot Mobile Post Hefer, Israel
+972 (73) 250-8715
(Address and telephone number of registrant's principal executive offices)

Spring Health Solutions Inc.
One Bridge Plaza North, Ft. Lee, New Jersey 07024
(201) 849-4413
 (Name, address, and telephone number of agent for service)

Copies of communications to:
Dr. Shachar Hadar, Adv.
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
One Azrieli Center, Round Building
Tel Aviv 67021, Israel
Phone: +972-3-607-4444
Fax: +972-3- 607-4422

Approximate date of commencement of proposed sale to the public:
Not Applicable

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a registration statement pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

2

EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the following Registration Statement filed on Form F-3 (the “Registration Statement”):

Registration Statement No. 333-176645, originally filed September 2, 2011.

D. Medical Industries Ltd. (the “Company”) intends to file a Form 15F to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration the securities registered but unsold under the Registration Statement.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Granot, Israel on the 20th day of March, 2013.

D. MEDICAL INDUSTRIES LTD.

By:	/s/ Orly Benizri Solomon
Name: Orly Benizri Solomon
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 20th day of March, 2013.

Signature	Title

/s/ Orly Benizri Solomon	Chief Executive Officer (principal executive officer)
Orly Benizri Solomon

/s/ Uri Ben-Or	Chief Financial Officer (principal financial and accounting officer)
Uri Ben-Or

/s/ Yaacov Bar Lev	Chairman of the Board
Yaacov Bar Lev

/s/ Shimon Cohen	Director
Shimon Cohen

/s/ Malka Galia	Director
Malka Galia

Director
Youval Mor-Mously

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of D. Medical Industries Ltd., has signed this form on the 20th day of March, 2013.

SPRING HEALTH SOLUTIONS INC.

By:	/s/ Orly Benizri Solomon
Name: Orly Benizri Solomon
Title: Chief Executive Officer

4